EXHIBIT 10.14


                                Time Warner Inc.
                            2003 Stock Incentive Plan

                       Notice of Grant of Restricted Stock

     TIME WARNER INC. (the "Company"), pursuant to the Company's 2003 Stock Incentive Plan (the "Plan"), hereby grants (the "Award") to the undersigned Participant the following restricted Shares (the "Restricted Shares"), and the Participant has paid therefore to the Company consideration of $.01 per Share, receipt of which is hereby acknowledged, subject to the terms and conditions of this Notice, the 2003 SIP Restricted Stock Agreement, Version 2 (the "Restricted Stock Agreement") and the Plan. The Plan and the Restricted Stock Agreement, both of which are incorporated into and made a part of this Notice, can be accessed and printed through the HR Website (http://infocenter.aoltw.com).

          1.   Name:                    ID:

          2.   Grant Information for this Award:
               Restricted Share Grant Number:
               Date of Grant:
               Purchase Price per Restricted Share:
               Total Number of Restricted Shares Granted:

          3.   The vesting dates shall be:

                         Shares                      Vesting Date



               subject to earlier forfeiture in certain circumstances, including termination of Employment, and accelerated vesting, as provided in the Restricted Stock Agreement and the Plan.

          4.   Restriction Period.

               The Restriction Period for the Restricted Shares granted hereunder shall be the period commencing on the Date of Grant and ending at the close of business on the Vesting Date with respect to the portion of the Restricted Shares corresponding to such Vesting Date.

          5. I acknowledge that I have read and will comply with the Company's Securities Trading Policy (accessible on the HR Website), which I understand may be updated from time to time.

          6.   I acknowledge and agree that:

                    a) An election under Section 83(b) of the Internal Revenue Code must be submitted by me to the Internal Revenue Service within thirty (30) days after the Date of Grant and that, if I desire to make such an election, I also must provide a copy of the completed Section 83(b) form and a check for the amount of taxes due to the Global Stock Plans Administration Group not later than the thirtieth (30th) day following the Date of Grant.

                    b) If I do not make a valid Section 83(b) election, I will owe withholding taxes at each Vesting Date on the portion of the Restricted Shares for which the Restriction Period has lapsed and that I must elect the method of payment of such withholding taxes in advance of the Vesting Date in accordance with the procedures established by the


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                         Global Stock Plans Administration Group, and that such
                         procedures may change and be updated over time.

     IN WITNESS WHEREOF, the Company has caused this Notice to be signed by its duly authorized officer or agent as of the ____ day of ____, ______.

                                                           Time Warner Inc.

                                                           By:__________________
Accepted and Agreed to:

Holder:    _______________________
               (Signature)


Home Address:                                        Business Address:

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